Exhibit 10.6

FORM OF INDEMINIFCATION AGREEMENT

THIS INDEMINIFICATION AGREEMENT (this "Agreement") is entered into on November 3, 2011by and among BioNeutral Group, Inc., a Nevada corporation (the " Company") and the Indemnitee ("Indemnitee") executing this Agreement.

RECITALS

WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the company as directors or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, Sections 78.7502 and 78.751 of the Nevada Revised Statues (the "NRS") empower Nevada corporations to indemnify their directors and officers and Section 78.751 of the NRS further states that the indemnification provided by such sections "does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise",

WHEREAS, the Company believes, therefore, that the interest of the Company's stockholders would be best served by a combination of (i) such liability insurance as the Company may hold from time to time and (ii) a contract with its directors and certain officers, including Indemnitee, to indemnify them to the fullest extent by law (as in effect on the date hereof, or to the extent any amendment may expand such permitted indemnification, as hereinafter in effect) against personal liability for actions taken in the performance of their duties to the Company; and

WHEREAS, in view of the considerations set forth above, the Company and Indemnitee desire that Indemnitee be indemnified y the Company as set forth herein.

NOW, THEREFORE, the Company and indemnitee hereby agree as follows:

1.           Indemnification.

a. Indemnification of Expenses. The Company shall indemnify, defend (in accordance with the terms hereof) and hold harmless Indemnitee to the fullest extent permitted by Nevada Law in effect on the date hereof or as Nevada law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law permitted the Company to provide before such amendment), if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director of the Company, or any parent or subsidiary of the Company, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state statutory law or regulation, at common law or otherwise (hereinafter an "Indemnification Event") against any and all expenses (including attorney's fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including or any appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement of such Claim (the "Expenses").

b. Survival. The indemnification provided under this Agreement shall survive and continue as to the Indemnitee for any action the Indemnitee took or did' not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of the Indemnitee from and after Indemnitee's first day of service as a director, officer, employee, manager or agent of the Company.

2.           Expenses; Indemnification Procedure.

a.           Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor to the Company.

b.           No Presumptions: Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo-contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

c.           Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Claim; provided that, (1) the Indemnitee shall have the right to employ the Indemnitee's counsel in any such Claim at the Indemnitee's expenses.

3.           Additional Indemnification Rights; Nonexclusively.

a.           Scope. The Company hereby agrees to indemnify Indemntee to the greatest extent permitted by Nevada law and the Articles of Incorporation and Bylaws in effect on the date hereof or as Nevada law or the Articles of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide before such amendment), even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Articles of Incorporation, the Bylaws or by statue. In the event of any change in any applicable law, statue or rule which narrows the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, employee, manager, or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

b.           Nonexclusivity. The indemnification provided by the Agreement shall be in addition to any rights to which indemnitee may be entitled under the Articles of Incorporation, Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Nevada or otherwise.

4.           Liability Insurance. Upon the approval of the Board of Directors of the Company, to the extent the Company maintains liability insurance applicable to directors, officers, employees, managers, control persons or agents, the Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors.

5.           Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

6.           Counterparts. This agreement may be executed in one or more counterparts, each of which shall constitute an original.

7.           Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect with respect to Claims relating to Inderanifiable Events regardless of whether the Indemnitee continues to serve as a director of the Company or of any other enterprise, including subsidiaries of the Company.

8.           Attorneys' Fees. In the event that any action is instituted by the Indemnitee under this agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be paid all Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitees shall be entitled to be paid all Expenses incurred by such indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in the such action), and shall be entitled to the advancement of Expenses with respect to such action.

9.           Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event by deemed to be given (a) five (5) days after deposit with the U.S Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (h) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee's address as set forth beneath the Indemnitee's signature to this Agreement and if to the Company at the address first listed above (attention: Secretary) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

10.           Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

11.           Choice of Law. The Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada, as applied to contract between Nevada residents, entered into and to be performed entirely within the State of Nevada, without regard to the conflict of laws principles thereof

12.           Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No water of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.           Corporate Authority. The Company represents that the Board of Directors of the Company in accordance with Nevada law have approved the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

BioNeutral Group Inc.

By: _____________________

Its: _____________________

INDEMNITEE

_________________________

Name of Director/Officer